Winslow Capital Management, LLC Proxy Voting Policy and Procedures Policy Statement Winslow Capital Management, LLC, (”WCM”) pursuant to Rule 206(4)-6 under the Investment Advisers Act of 1940, has adopted Proxy Voting Policies and Procedures pursuant to which WCM has undertaken to vote all proxies or other beneficial interest in an equity security prudently and solely in the best long-term economic interest of its advisory clients and their beneficiaries, considering all relevant factors and without undue influence from individuals or groups who may have an economic interest in the outcome of a proxy vote. WCM will vote all proxies appurtenant to shares of corporate stock held by a plan or account with respect to which WCM serves as investment manager, unless the investment management contract expressly precludes WCM, as investment manager, from voting such proxy. In pursuing the best long-term economic interest of its advisory clients and their beneficiaries, WCM believes that it is its obligation to vote proxies in a manner that maximizes the value of the corporate stock to which the proxies are appurtenant. In voting any proxy appurtenant to shares of corporate stock held by a plan subject to ERISA, WCM shall act for the exclusive benefit of plan participants and beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in voting proxies. WCM has delegated the authority to vote proxies in accordance with the applicable Proxy Voting Guidelines to Institutional Shareholder Services (ISS), a third-party proxy voting agency. ISS applies policy guidelines to address complex issues such as: • Executive compensation plans • Stock option plans, which are evaluated using a proprietary option-pricing model that establishes the cost of pay plans to shareholders • Board structure and practices • Mergers and acquisitions and their affect on investors • Requests for capital authorization • Contested solicitations • Shareholder proposals • Social and environmental accountability ISS Voting Services include: • Dedicated Voting • Voting Policies and Guidelines • Web-enabled Vote Execution Platform • Comprehensive Reporting • Vote Disclosure

Voting Agent Supervision WCM monitors ISS for: • Voting consistency, • Changes in voting methodology, • Factual errors or incompleteness in voting analysis, and • Methodological weakness in voting recommendations. Additionally, WCM maintains a robust Third-Party Due Diligence Process for planning, assessing, selecting, monitoring, and terminating relationships with unaffiliated third parties performing certain services or functions for WCM, such as a proxy voting agent. See Third-Party Review and Oversight Policy and Procedures. Dedicated Voting Agents ISS offers voting support by an institutional voting agent or voting team who manages the proxy voting process from start to finish ensuring that votes are cast in accordance with established proxy guidelines. Voting Policies and Guidelines ISS measures the impact of proxy issues on shareholder value to develop vote recommendations that are in the best interest of all stakeholders. WCM subscribes to ISS’ Implied Consent service feature. As ISS research is completed, the ISS Vote Execution Team votes the ballots as WCM’s agent according to the vote recommendations and consistent with the applicable ISS Proxy Voting Guidelines. A summary of the Guidelines follows this policy. If new material public information becomes available after ISS recommends a vote or ISS finds that a report contains a material error, ISS issues a proxy alert to inform WCM of any corrections and, if necessary, any resulting changes in the vote recommendations. In casting its vote, WCM reviews any updated information from ISS. WCM retains the ability to override any vote if it disagrees with ISS’ vote recommendation, and always maintains the option to review and amend votes before they are cast up until the proxy submission deadline, except in the case of a conflict of interest. When WCM has an apparent conflict of interest, or the appearance of a conflict of interest, e.g. where WCM may receive fees from a company for advisory or other services at the same time that WCM has investments in the stock of that company, WCM will follow the vote recommendation of ISS. WCM retains documentation of all amended votes. Vote Execution ISS voting agents provide services for vote execution by managing the receipt of proxies, maintaining voting records, reconciling for missing ballots, and casting votes based on the specified voting policies and guidelines. ISS’ proxy voting services include procedures and audits that monitor quality control. Daily, WCM sends ISS a list of all securities held including the security identifier, account numbers, and the number of shares owned by each account. For those securities whose record dates have passed, ISS reconciles for missing ballots, contacts the ballot provider if a proxy ballot has not been received, and executes the vote.

WCM’s Compliance Team and the ISS voting agent work closely throughout the year to maintain accurate account and custodian information. Comprehensive Reporting The voting services tools in Governance Analytics, an integrated platform with click-through functionality to all available research, voting policies and vote recommendations, provide access to a report warehouse, including standard reports and tools to create custom or ad hoc reports for internal and external clients. ISS provides WCM with a proxy voting record showing that the proxy was received and how it was voted. This audit trail allows WCM to respond to enquiries regarding our proxy voting from our clients, auditors and regulators. ISS delivers statements within 30 days of the close of the reporting period, setting forth a description of all proxy voting activity undertaken during the preceding period. Vote Disclosure ISS’ Vote Disclosure services help investment companies and sub advisors achieve compliance with SEC vote disclosure rules. ISS will collect, report, and record all information required by SEC Form N-PX. ISS will make the information available to stakeholders via a website link. Compliance Reporting and Recordkeeping WCM’s Compliance Team maintains a record of all proxy reports received from ISS, and a record of all reports forwarded to clients. Proxy reports and this Policy are available to the authorized plan or account representative upon reasonable notice and request. WCM will deliver a copy of this Policy to all clients annually, or as material revisions occur. In addition, WCM will send any sub-advised fund that requires proxy voting records, in accordance with the required filing of Form N-PX, the appropriate data by the end of July each calendar year. Policy Changes WCM reserves the right to revise this policy statement in any manner at any time. Should this policy statement be revised in any material respect, WCM shall notify the authorized plan or account representative of such revision.

Policy Details Policy Owner Winslow Capital Chief Compliance Officer Policy Leader Winslow Capital Chief Compliance Officer Review Cycle Annual Approver(s) Immaterial Changes to Policy – Management Committee (“WCM MC”) Material Changes to Policy – Executive Committee (“WCM EC”) Applicability All employees of Winslow Capital Management, LLC Review and Version Control Log Effective Date Material Approver Approval Date Summary of Change Change? August 19, 2004 New Operating 8/19/2004 Policy Inception. Committee January 1, 2006 Yes Jean Baillon 12/31/2005 Policy revised to identify ISS as WCM’s proxy voting agent. WCM retains the ability to override ISS if we disagree with ISS’ vote recommendation. Proxy voting policy in conflict of interest situations articulated. Procedures for voting with ISS identified. August 13, 2009 No Jean Baillon 8/13/2009 ISS’ vote execution team votes proxies. November 4, 2009 No Jean Baillon 11/4/2009 Added ISS is a wholly-owned subsidiary of RiskMetrics Group, Inc. July 1, 2012 No Jean Baillon 7/1/2012 Corporate Redomestication. December 6, 2012 No Jean Baillon 12/6/2012 Policy was updated to state that ISS contacts the ballot provider, rather than the custodian, if a proxy ballot has not been received. February 5, 2014 No Jean Baillon 2/5/2014 Revised for style and clarity. ISS no longer owned by RiskMetrics Group, Inc. May 1, 2016 No Laura Hawkins 5/31/2016 Adoption of Review and Version Control Log. June 30, 2017 No Laura Hawkins 6/30/2017 Annual Policy review. No changes. July 15, 2018 No Laura Hawkins 7/15/2018 Annual Policy review. No changes. September 15, 2019 No WCM MC 9/13/2019 Substantive additions to Policy related to voting agent supervision. October 31, 2020 No WCM MC 10/30/2020 Substantive additions to align with its historical practices related to issuer filings of additional soliciting materials after ISS voting recommendations have been received. October 29, 2021 No WCM MC 10/29/2021 Annual Policy review. Administrative changes.